Exhibit 99.1

NEWS RELEASE

bluebird bio Reports Fiscal Second Quarter 2014 Financial Results

CAMBRIDGE, MA, August 12, 2014 – bluebird bio, Inc. (Nasdaq: BLUE), a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic and orphan diseases, today reported financial results and operational highlights for the quarter ended June 30, 2014.

“The second quarter of 2014 has been very productive for bluebird bio,” said Nick Leschly, chief bluebird. “In June, we presented some very encouraging clinical data on our LentiGlobin product candidate for beta-thalassemia at the EHA conference in Milan, Italy. Also in June, we broadened our technology platform through the acquisition of Pregenen, a gene editing company, and in July we completed a $110 million stock offering, strengthening our balance sheet and allowing us to drive forward all our programs.”

Second Quarter 2014 and Recent Business Highlights:

•	Added Mark Vachon to the bluebird bio Board of Directors. Mr Vachon has spent over 30 years at General Electric (NYSE: GE) in various management roles, including as the CEO of GE Healthcare Americas

•	Granted orphan drug status by the FDA and the EMA for our LentiGlobin product candidate for the treatment for sickle cell disease

•	Completed a public offering of common stock raising approximately $109.8 million, net of underwriting discounts, commissions and offering expenses

•	Acquired Precision Genome Engineering, Inc., or Pregenen, a privately held biotechnology company based in Seattle, Washington and focused on the development of gene editing and cell signaling technologies

•	Presented preliminary clinical results from our ongoing, phase 1/2 HGB-205 Study of our LentiGlobin product candidate for the treatment of beta-thalassemia major at the 19th European Hematology Association Congress held in Milan, Italy

Anticipated 2014 Milestones:

•	Present further clinical results in beta-thalassemia major from our HGB-205 and Northstar Studies in late 2014

•	Transplant our first sickle cell disease patient with our LentiGlobin product candidate

Financial Results:

bluebird bio held $175.7 million in cash and cash equivalents as of June 30, 2014. In July 2014, bluebird bio completed a public offering of common stock and raised approximately $109.8 million of additional net proceeds.

Total revenue was $6.3 million during the three months ended June 30, 2014, compared to $6.3 million for the three months ended June 30, 2013. Total revenue is primarily comprised of collaborative revenue from bluebird bio’s collaboration with Celgene Corporation.

Total operating expenses for the three months ended June 30, 2014 were $19.7 million as compared to $10.5 million for the three months ended June 30, 2013.

bluebird bio reported a net loss of $1.5 million, or $0.06 per share, for the three months ended June 30, 2014, as compared to net loss of $4.6 million, or $2.13 per share, for the three months ended June 30, 2013. In the second quarter of 2014, bluebird bio reported an $11.8 million income tax benefit in conjunction with the acquisition of Pregenen.

About bluebird bio, Inc.

bluebird bio is a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic and orphan diseases. bluebird bio has two clinical-stage programs in development. The most advanced product candidate, Lenti-D, is in a recently-initiated phase 2/3 study, the Starbeam Study, for the treatment of childhood cerebral adrenoleukodystrophy (CCALD), a rare, hereditary neurological disorder affecting young boys. The next most advanced product candidate, LentiGlobin, is currently in two phase 1/2 studies, one in the US (the Northstar Study) and one in France (HGB-205), for the treatment of beta-thalassemia major. The phase 1/2 HGB-205 study also allows enrollment of patient(s) with sickle cell disease, and bluebird bio is planning a separate U.S. sickle cell disease trial (HGB-206).

bluebird bio also has an early-stage chimeric antigen receptor-modified T cell (CAR-T) program for oncology in collaboration with Celgene Corporation.

bluebird bio has operations in Cambridge, Massachusetts, Seattle, Washington and Paris, France. For more information, please visit www.bluebirdbio.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial condition and results of operations and the advancement of, and anticipated milestones related to the Company’s product candidates and clinical studies, and anticipated milestones for 2014. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk of cessation or delay of any of the ongoing or planned clinical studies and/or our development of our product candidates, the risk of a delay in the enrollment of patients in the Company’s clinical studies, the risk that the results of previously conducted studies involving similar product candidates will not be repeated or observed in ongoing or future studies involving current product candidates, the risk that our collaboration with Celgene will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Availability of other information about bluebird bio

Investors and others should note that we communicate with our investors and the public using our company website (www.bluebirdbio.com), our investor relations website (http://www.bluebirdbio.com/investor-splash.html), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. You can also connect with us on Twitter @bluebirdbio, LinkedIn or our YouTube channel. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in bluebird bio to review the information that we post on these channels, including our investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include other social media channels than the ones described above. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Investor Relations:

Richard E. T. Smith, Ph.D.

bluebird bio, Inc.

(339) 499-9382

Media Contact:

Dan Budwick

Pure Communications, Inc.

(973) 271-6085

bluebird bio, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue:
Collaboration revenue	$6,250	$6,249	$12,500	$7,291
Research and license fees	85	85	170	170

Total revenue	6,335	6,334	12,670	7,461

Operating expenses:
Research and development	13,931	7,247	25,394	12,531
General and administrative	5,738	3,281	11,277	5,605

Total operating expenses	19,669	10,528	36,671	18,136

Loss from operations	(13,334)	(4,194)	(24,001)	(10,675)
Other income (expense), net	11	(389)	69	(452)

Loss before income taxes	(13,323)	(4,583)	(23,932)	(11,127)

Benefit from income taxes	11,797	—	11,797	—

Net loss	$(1,526)	$(4,583)	$(12,135)	$(11,127)

Net loss per share - basic and diluted:	$(0.06)	$(2.13)	$(0.50)	$(8.94)

Weighted-average number of common shares used in computing net loss per share - basic and diluted:	24,474	2,151	24,312	1,244

bluebird bio, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except par value amounts)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$175,710	$206,279
Deferred tax assets	3,106	693
Prepaid expenses and other current assets	4,053	5,015

Total current assets	182,869	211,987
Property and equipment, net	12,857	10,920
Intangible assets	30,100	—
Goodwill	13,128	—
Restricted cash and other non-current assets	1,668	1,483

Total assets	$240,622	$224,390

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,586	$4,359
Accrued expenses and other current liabilities	11,670	5,175
Deferred revenue, current portion	25,291	25,340

Total current liabilities	39,547	34,874
Deferred rent, net of current portion	8,056	6,740
Deferred revenue, net of current portion	17,708	30,208
Contingent consideration, net of current portion	6,097	—
Deferred tax liabilities	3,106	693
Other non-current liabilities	352	208

Total liabilities	74,866	72,723

Stockholders’ equity:
Common stock, $0.01 par value, 125,000 shares authorized;
25,077 and 23,940 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	251	239
Additional paid-in capital	276,315	250,103
Accumulated deficit	(110,810)	(98,675)

Total stockholders’ equity	165,756	151,667

Total liabilities and stockholders’ equity	$240,622	$224,390